Exhibit 10.4

THIS AMENDED AND RESTATED PROMISSORY NOTE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO CLAIMED EXEMPTIONS FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED SECURITIES” AND MAY NOT BE OFFERED OR RESOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, OR ELIGIBLE TO BE OFFERED OR SOLD PURSUANT TO AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE COMPANY MAY REQUIRE THAT IT BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CRYOPORT SYSTEMS, INC.

AMENDED AND RESTATED PROMISSORY NOTE

US $____________

This Amended and Restated Promissory Note (the “Note”) is an amendment and restatement of the Simple Interest Commercial Promissory Note (the “Original Note”) issued on or about March 1, 2005 by Cryoport Systems, Inc., a California corporation (the “Company”) with in original principal balance of $____________, to _____________ (together with its permitted successors and assigns, the “Holder”) with an address of ___________ pursuant to exemptions from registration under the Securities Act of 1933, as amended. Certain payments were made on the Original Note and interest has accrued, which is being added to the principal amount due under the Original Note, such that the outstanding principal amount of this Note is $______________.

ARTICLE 1

1.1              Principal and Interest. The Company hereby promises to pay the principal sum of US $________ pursuant to the terms hereof and to pay interest to the Holder on such principal balance from the date hereof. From the date hereof through the date of payment, interest shall accrue at the rate of six percent (6%) per annum.

1.2              Maturity Date. All unpaid principal and accrued interest hereunder shall accelerate and become due and shall be paid on the earlier of (a) March 1, 2016, (b) the sale of all or substantially all of the assets of the Company or Cryoport, Inc. (“Cryoport”), or (c) the merger, consolidation or other similar reorganization of the Company or Cryoport affiliate with another entity (the “Maturity Date”).

1.3              Payments. The Company shall (a) make payments of all accrued interest on a calendar quarterly basis, with the first such payment due June 30, 2015, and thereafter on the last day of each calendar quarter during the term of the Note, and (b) repay all outstanding principal and any remaining unpaid accrued interest on the Maturity Date.

1.4              Optional Conversion.

1.4.1        Qualified Offering. This Note is convertible into certain capital stock of Cryoport in accordance with the conversion rights specified herein. In the event of a public offering by Cryoport pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $5,000,000 of gross cash proceeds to Cryoport that is for the sale of shares of common stock or includes the sale of shares of common stock among the sale of other securities (a “Qualified Offering”), Cryoport shall in such event notify the Holder in writing within thirty (30) days of such Qualified Offering of the terms of such Qualified Offering, and the Holder shall have the option until thirty (30) days after such notice to elect in writing to convert all or a portion of the principal and accrued interest under this Note into the equity securities that were issued by Cryoport in such Qualified Offering at the Qualified Offering Conversion Rate. The conversion pursuant to the notice shall only be effective and concurrent with the closing of the Qualified Offering. The “Qualified Offering Conversion Rate” shall be determined by dividing the principal and accrued interest the Holder elects to convert by the Qualified Offering Conversion Price. The “Qualified Offering Conversion Price” shall mean eighty percent (80%) of the price per share (or unit, if applicable) of the securities issued by Cryoport in such Qualified Offering (i.e., a twenty percent (20%) discount). Cryoport shall not issue fractional shares upon a conversion. If the application of the Conversion price shall contemplate issuance of less than a half share, such fractional share shall not be issued and no payment shall be made to the converting Holder and should such application result in the issuance of a half or greater fractional share, such fractional share shall be rounded up to the next full share.

1.4.2        Example. For example, if units consisting of one share of common stock of Cryoport and a warrant to purchase one share of common stock were issued in a Qualified Offering at a unit price of $5.00, then the Qualified Offering Conversion Price would be $4.00, which is a 20% discount to the unit offering price. If Holder elected to convert $100,000 of principal and interest, Holder would be issued 25,000 units, or 25,000 shares of common stock of Cryoport and a warrant to purchase 25,000 shares of common stock of Cryoport. The warrant issued to Holder would have the same terms and conditions, including exercise price, as the warrant issued in the Qualified Offering.

1.4.3        Mechanics and Effect of Conversion. Upon a conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company and (if applicable) shall execute such documents as are required to be executed in connection with any financing (including without limitation, any Qualified Financing). Upon conversion of this Note in full, this Note shall be cancelled, and no further amounts shall be due hereunder. Upon a partial conversion of this Note, this Note shall be cancelled, and the Company shall issue a new Note for the remaining outstanding principal balance.

1.4.4        Restricted Securities. Holder understands that the shares to be issued upon a conversion pursuant to this Section 1.4 will be issued pursuant to a claimed exemption from registration under the Act and thus the certificate for such shares will bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.”

ARTICLE 2

2.1              Prepayment. This Note may not be prepaid without the prior written consent of Holder.

ARTICLE 3

3.1              Events of Default. The occurrence or existence of any one or more of the following constitutes an “Event of Default” under this Note:

3.1.1        The Company fails to pay any amount of principal or interest under this Note when due if such failure is not cured by the Company within fifteen (15) business days following written notice by Holder to the Company of such failure.

3.1.2        The Company becomes subject to any bankruptcy or other voluntary or involuntary proceeding in or out of court for the adjustment of debtor-creditor relationships.

3.1.3        The Company makes an assignment for the benefit of its creditors.

If an Event of Default occurs or is continuing, all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment, or demand for payment, protest, or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

3.2              Maximum Interest. Notwithstanding any other provision of this Note or any other agreement between the Company and Holder, nothing herein shall require the Company to pay, or the Holder to accept, interest in any amount which subjects the holder to any penalty or forfeiture under applicable law, and in no event shall the total of all charges payable hereunder (whether of interest or of such other charges which may or might be characterized as interest) exceed the maximum rate permitted to be charged under applicable law.

ARTICLE 4

4.1              Re-issuance of Note. Should the Holder elect to convert a part, but not all, of the unpaid principal amount then owing to the Holder under this Note, then the Company shall reissue a new Note in the same form as this Note to reflect the new principal amount and the accrued and unpaid interest which was not converted.

4.2              Notices. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Holder, to the address set forth in the preamble of this Note, above.

If to the Company:	Cryoport Systems, Inc.
20382 Barents Sea Circle
Lake Forest, CA 92101

4.3              Governing Law; Jurisdiction. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of Nevada without giving effect to the principals of conflict of laws thereof. Any party bringing a legal action or other proceeding against any other party arising out of or relating to this Note shall only bring the legal action or other proceeding in the United States District Court for the Central District of California or in any court of the State of California in County of Orange, and the parties hereby agree and submit to the personal jurisdiction and venue thereof.

4.4              Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

4.5              Entire Agreement and Amendments. The effect of this Note is to amend and restate the Original Note. This Note shall constitute a renewal, extension and modification of the terms of the Original Note and evidences the same indebtedness that existed under the Original Note. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

4.6              No Waiver, Cumulative Remedies. No failure to exercise and no delay in exercising, on the part any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

4.7              Attorneys’ Fees. In the event any legal action or other proceeding is brought by one party against the other party to enforce any provision of this Note or in which the subject matter of such legal action or other proceeding arises under, or is with respect to, the provisions of this Note, the prevailing party in any such legal action or other proceeding is entitled to recover from the other party attorneys’ fees and costs associated with defending or prosecuting such legal action or other proceeding, any appeal therefrom, and any ancillary or related proceedings.

4.8              Waiver of Trial by Jury. To the extent permitted by applicable Law, each of the parties irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this Note or any matter arising hereunder.

4.9              Legal Holidays. In any case where the date on which any payment is due to any Holder shall not be a business day, then any such payment need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties have executed this amendment and restatement of the Note as of March __, 2015.

CRYOPORT, INC.

By:
Name:	Robert Stefanovich
Its:	Chief Financial Officer

CRYOPORT SYSTEMS, INC.

By:
Name:	Robert Stefanovich
Its:	Chief Financial Officer

HOLDER

Page 6 of 6